Exhibit 23.4

August 28, 2017

RYB Education, Inc. (the “Company”)

4/F, No. 29 Building, Fangguyuan Section 1, Fangzhuang

Fengtai District, Beijing 100078

People’s Republic of China

+86 10 8767 5611

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on August 30, 2017 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Joel A. Getz
Name: Joel A. Getz